EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: http://www.continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS JULY PERFORMANCE

HOUSTON, Aug. 1, 2001 -- Continental Airlines (NYSE: CAL) today reported a July load factor of 78.2 percent, 2.2 points below last year's July load factor.

Continental's on-time arrival rate was 82.8 percent and its completion factor was 99.3 percent in July.

In July 2001, Continental flew 6.2 billion revenue passenger miles (RPMs) and 8.0 billion available seat miles (ASMs), resulting in a traffic increase of 3.4 percent and a capacity increase of 6.4 percent versus July 2000. Domestic traffic was 3.8 billion RPMs, up 5.3 percent from July 2000, and domestic capacity was 4.9 billion ASMs, up 7.2 percent from last year.

The decline of Continental's load factor along with a decline in yield in July 2001, as compared to July 2000, resulted in a decrease in estimated systemwide passenger revenue per available seat mile (RASM) of between 9 and 11 percent.

Continental Express, a regional air carrier for Continental Airlines, reported a tie for its highest July load factor of 67.9 percent, 1.3 points above last July and tied with July 1999. The July load factor is also the second-highest record load factor of any month, 1.0 point below the record set by Continental Express in June 2001. Continental Express flew 336.3 million RPMs and 495.1 million ASMs in July, resulting in a traffic increase of 23.1 percent and a capacity increase of 20.8 percent versus July 2000.

-more-

JULY PERFORMANCE/PAGE 2

PRELIMINARY TRAFFIC RESULTS

    JULY                             2001          2000          Change

    REVENUE PASSENGER MILES (000)
              Domestic             3,804,569     3,611,686     5.3 Percent

              International        2,432,191     2,419,346     0.5 Percent
              Transatlantic        1,094,259     1,215,567   (10.0)Percent
              Latin America          796,206       767,337     3.8 Percent
              Pacific                541,726       436,442    24.1 Percent

              Total Jet            6,236,760     6,031,032     3.4 Percent

              Cont'l. Express        336,278       273,086    23.1 Percent

    AVAILABLE SEAT MILES (000)
              Domestic             4,930,827     4,598,996     7.2 Percent

              International        3,048,880     2,900,141     5.1 Percent
              Transatlantic        1,328,966     1,397,175    (4.9)Percent
              Latin America          966,849       950,483     1.7 Percent
              Pacific                753,065       552,483    36.3 Percent

              Total Jet            7,979,707     7,499,137     6.4 Percent

              Cont'l. Express        495,120       409,896    20.8 Percent

    PASSENGER LOAD FACTOR
              Domestic          77.2 Percent  78.5 Percent    (1.3)Points

              International     79.8 Percent  83.4 Percent    (3.6)Points
              Transatlantic     82.3 Percent  87.0 Percent    (4.7)Points
              Latin America     82.4 Percent  80.7 Percent     1.7 Points
              Pacific           71.9 Percent  79.0 Percent    (7.1)Points

              Total Jet         78.2 Percent  80.4 Percent    (2.2)Points

              Cont'l. Express   67.9 Percent  66.6 Percent     1.3 Points

    CARGO REVENUE TON MILES (000)
              Total                   76,611        91,263  (16.1)Percent

JULY PERFORMANCE/PAGE 3

    YEAR-TO-DATE                     2001          2000          Change

    REVENUE PASSENGER MILES (000)
              Domestic            23,689,817    22,971,098     3.1 Percent

              International       14,714,127    14,556,572     1.1 Percent
              Transatlantic        6,508,543     6,939,907    (6.2)Percent
              Latin America        4,873,079     4,762,453     2.3 Percent
              Pacific              3,332,505     2,854,212    16.8 Percent

              Total Jet           38,403,944    37,527,670     2.3 Percent

              Cont'l. Express      2,001,487     1,636,137    22.3 Percent

    AVAILABLE SEAT MILES (000)
              Domestic            32,405,545    30,726,797     5.5 Percent

              International       19,845,162    19,104,858     3.9 Percent
              Transatlantic        8,486,754     8,749,417    (3.0)Percent
              Latin America        6,649,113     6,492,202     2.4 Percent
              Pacific              4,709,295     3,863,239    21.9 Percent

              Total Jet           52,250,707    49,831,655     4.9 Percent

              Cont'l. Express      3,187,533     2,597,529    22.7 Percent

    PASSENGER LOAD FACTOR
              Domestic          73.1 Percent  74.8 Percent    (1.7)Points

              International     74.1 Percent  76.2 Percent    (2.1)Points
              Transatlantic     76.7 Percent  79.3 Percent    (2.6)Points
              Latin America     73.3 Percent  73.4 Percent    (0.1)Points
              Pacific           70.8 Percent  73.9 Percent    (3.1)Points

              Total Jet         73.5 Percent  75.3 Percent    (1.8)Points

              Cont'l. Express   62.8 Percent  63.0 Percent    (0.2)Points

    CARGO REVENUE TON MILES (000)
              Total                  574,693       625,881   (8.2)Percent

JULY 2001 PERFORMANCE/PAGE 4

PRELIMINARY OPERATIONAL RESULTS

    JULY                               2001          2000        Change
    On-Time Performance*               82.8%         80.1%     2.7 Points

    Completion Factor**                99.3%         99.0%     0.3 Points

    YEAR-TO-DATE                       2001          2000        Change
    On-Time Performance                81.3%         80.1%     1.2 Points

    Completion Factor                  98.9%         98.7%     0.2 Points

                    PRELIMINARY RASM CHANGE AND FUEL PRICE

    JULY 2001 estimated year-over-year RASM Change      (9) - (11)Percent

    JULY 2001 estimated average price per gallon of
              fuel, excluding fuel taxes                         78 Cents

    *   Department of Transportation Arrivals within 14 minutes
    **  System Mileage Completion percentage

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